Adamis Pharmaceuticals Corporation S-8

EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 6, 2011, relating to the consolidated financial statements of Adamis Pharmaceuticals Corporation, which appears in Adamis Pharmaceuticals Corporation’s Current Report on Form 10-K, filed originally with the Commission on July 6, 2011, for the year ended March 31, 2011.

/s/ MAYER HOFFMAN McCANN P.C.
MAYER HOFFMAN McCANN P.C.

Boca Raton, Florida
July 6, 2011